As filed with the Securities and Exchange Commission on August 14, 2007	Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SXC HEALTH SOLUTIONS CORP.
(Exact name of Registrant as specified in its charter)

Canada	75-2578509

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
2007 Employee Stock Purchase Plan
(Full title of the plan)
Thomas M. Rose
Troutman Sanders LLP
222 Central Park Avenue, Suite 2000
Virginia Beach, Virginia 23462
(Name and address of agent for service)
(757) 687-7715
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	maximum
Title of securities	Amount to be	maximum offering	aggregate offering	Amount of
to be registered (1)	registered	price per share	price	registration fee
Common shares reserved for issuance	100,000 shares	$21.24 (2)	$2,124,000	$65.21
Total	100,000 shares		$2,124,000	$65.21

(1)	Common shares, no par value, reserved for issuance by the Registrant pursuant to the 2007 Employee Stock Purchase Plan.

(2)	The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for the Registrant’s common shares reported on the Nasdaq Global Market on August 10, 2007, which was $21.24 per share.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed with the Securities and Exchange Commission (the “Commission), are incorporated herein by reference:
(a)	The Registrant’s latest annual report on Form 40-F for the year ended December 31, 2006 filed with the Commission on March 29, 2007.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the latest annual report on Form 40-F for the year ended December 31, 2006 filed with the Commission on March 29, 2007, incorporated by reference herein pursuant to (a) above.

(c)	The description of the Registrant’s securities contained in the Registrant’s registration statement on Form 8-A filed with the Commission on June 21, 2006 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purposes of updating such description.
     In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for certifications pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002) and to the extent, if at all, designated therein, certain reports on Form 6-K furnished by the Registrant prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
     Under the Canada Business Corporations Act, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity and provided that the director, officer or other individual acted honestly and in good faith with a view to the best interest of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director, officer or other individual referred to above is entitled to indemnification from the Registrant as a matter of right if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

     In accordance with the Canada Business Corporations Act, the Registrant has entered indemnification agreements under which it has agreed to indemnify its directors and certain officers in the manner outlined above.
     A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Registrant’s By-Laws and the Canada Business Corporations Act.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	2007 Employee Stock Purchase Plan

5.1	Opinion of Lackowicz, Shier & Hoffman

23.1	Consent of KPMG LLP

23.2	Consent of Lackowicz, Shier & Hoffman (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the Signatures page)
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lombard, Illinois, on August 1, 2007.

SXC HEALTH SOLUTIONS CORP. (Registrant)
By:	/s/ Jeffrey Park
Jeffrey Park
Senior Vice President, Finance and Chief Financial Officer

POWERS OF ATTORNEY
     Each person whose signature appears below constitutes and appoints each of Gordon S. Glenn and Jeffrey Park with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Gordon S. Glenn Gordon S. Glenn	Chairman, Chief Executive Officer and a director (principal executive officer)	August 1, 2007

/s/ Jeffrey Park Jeffrey Park	Senior Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	August 1, 2007

/s/ Mark A. Thierer Mark A. Thierer	President, Chief Operating Officer and a director	August 1, 2007

/s/ Terrence C. Burke Terrence C. Burke	Director	August 1, 2007

/s/ William J. Davis William J. Davis	Director	August 1, 2007

James A. Ryan	Director	August , 2007

/s/ Philip Reddon Philip Reddon	Director	August 1, 2007

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of SXC Health Solutions Corp. in the United States on August 1, 2007.

/s/ Gordon S. Glenn
Gordon S. Glenn
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	2007 Employee Stock Purchase Plan

5.1	Opinion of Lackowicz, Shier & Hoffman

23.1	Consent of KPMG LLP

23.2	Consent of Lackowicz, Shier & Hoffman (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the Signatures page)